Press Contact: Allison Henk Marketing Communications Manager (765) 771-5674	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces
Fourth Quarter and Full Year 2010 Results

Q4 2010 Income from Operations of $5.7 Million; Highest Since Q3 2007
Q4 2010 Operating EBITDA of $10.8 Million; Full Year Operating EBITDA of $4.9 Million
Q4 2010 Net Income of $4.9 Million, or $0.07 per Share

LAFAYETTE, Ind. – February 8, 2011 – Wabash National Corporation (NYSE: WNC) reported year-over-year and sequential improvement across most financial and operating metrics.  The Company reported operating income of $5.7 million for the fourth quarter of 2010, compared to an operating loss of $11.9 million for the fourth quarter of 2009.  For the twelve months ended December 31, the Company reported an operating loss of $15.4 million and $66.1 million for 2010 and 2009, respectively.  The improvement in operating income of $17.6 million and $50.7 million for the three and twelve month periods, respectively, resulted from higher production and shipment volumes; as well as, cost and manufacturing optimization enhancements implemented by the Company throughout 2008 and 2009.  In addition, the fourth quarter and full year 2010 results benefited from the favorable experience on trailer warranties which expired of $2.8 million and $3.2 million, respectively.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	December 31,	March 31,		June 30,		September 30,		December 31,
(Dollars in thousands)	2009	2010		2010		2010		2010

New Trailer Units Sold	3,300	2,600		5,400		6,800		10,100

Net Sales	$85,373	$78,274		$149,699		$170,848		$241,550

Gross Profit Margin	-2.2%	-1.2%		3.5%		3.8%		7.2%

Income (Loss) from Operations	$(11,884)	$(11,232)		$(5,715)		$(4,206)		$5,736

Net Income (Loss)	$10,858 (1)	$(139,079	)(1)	$(5,602	)(1)	$(1,938	)(1)	$4,859

Operating EBITDA (Non-GAAP)	$(6,255)	$(5,975)		$(493)		$643		$10,752

Notes:
(1) Quarterly Net Income (Loss) includes a non-cash benefit (charge) of approximately $20.5 million, ($126.8) million, $1.9 million and $3.3 million related to the change in the fair value of the Company’s warrant which was issued to a private investor in 2009 and fully exercised in 2010 for the fourth quarter of 2009 and the first, second, and third quarters of 2010, respectively.

Dick Giromini, President and Chief Executive Officer, stated, “Our operating results improved sequentially each quarter during 2010, culminating in our operating results for the fourth quarter which were our best since 2007. Of note, the Company generated positive Operating EBITDA of $10.8 million in the fourth quarter which drove our full year 2010 Operating EBITDA to a positive $4.9 million. Moreover, gross profit margin of 7.2%, represents a year-over-year improvement of 940 basis points. These results were driven by our continued efforts throughout 2010 to optimize our cost structure, improve operational efficiency, enhance our capital structure, and position the business to meet higher demand levels as the industry recovered during the second half of the year.”

Mr. Giromini continued, “New trailer shipments of 10,100 for the fourth quarter met and slightly exceeded the high-end of our guidance, reflecting a healthier demand environment and improved pick-up performance by our customers during the quarter.  Full year, new trailer shipments of 24,900, which were nearly double the level from 2009, combined with a backlog of approximately $480 million as of December 31, 2010, reinforces our belief that the recovery in our industry is well under way and that we are poised to capitalize on the improvement in demand. In fact, both FTR and ACT have recently increased their forecasts for 2011 industry trailer volumes to 174,000 units and 191,000 units, respectively, representing an approximate increase of 30 to 60 percent over 2010 levels.”

Quarterly Operating EBITDA during 2010 showed sequential improvement and reached levels not experienced since 2007.  On a non-GAAP basis, the Company’s Operating EBITDA of $10.8 million was better than the third quarter of 2010 by approximately $10.1 million on approximately 3,300 additional new trailer shipments. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Financial Results
The Company reported net income of $4.9 million and $0.07 per diluted share for the fourth quarter of 2010 on net sales of $242 million.  Results for the three months ended December 31, 2010 include a benefit of $2.8 million related to the favorable experience on trailer warranties which expired, or an impact of $0.04 per diluted share.  For the same quarter last year, the Company reported net income of $10.9 million, or $0.15 per diluted share, on net sales of $85 million.  Results for the three months ended December 31, 2009 include a non-cash benefit of $20.5 million related to the decrease in the fair value of the Company’s warrant which was issued in 2009 to a private investor and fully exercised in the third quarter of 2010, or an impact of $0.68 per diluted share.

Fourth quarter new trailer sales totaled 10,100 units, an increase of 6,800 units, or 206% from the prior year period.  New trailer production for the period improved approximately 5% sequentially; however, shipments improved approximately 49% from the third quarter as customer delivery rates on new trailers improved significantly.

Fourth Quarter 2010 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its fourth quarter results on February 9, 2011, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through April 30, 2011.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information regarding the results of the three and twelve months ended December 31, 2010 contain the non-GAAP financial measure Operating EBITDA that excludes, among other things, charges incurred as a result of the fair value accounting of the Company’s warrant outstanding.  The charge or benefit associated with this warrant is presented separately within Other Income and Expense on the Company’s Condensed Consolidated Statements of Operations for the twelve month period ended December 31, 2010.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net loss, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as, other non-cash charges associated with the Company’s warrant issued in 2009 and fully exercised in 2010. Management believes Operating EBITDA provides useful information to investors regarding our results of operations.  We provide this because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above.  Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s complete understanding of our operating performance.  A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle® and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, whether profitability can be achieved and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$241,550	$85,373	$640,372	$337,840
Cost of sales	224,259	87,255	612,289	360,750
Gross profit	17,291	(1,882)	28,083	(22,910)
General and administrative expenses	8,582	7,495	32,831	31,988
Selling expenses	2,973	2,507	10,669	11,176
Income (Loss) from operations	5,736	(11,884)	(15,417)	(66,074)
Other income (expense):
Decrease (Increase) in fair value of warrant	-	20,536	(121,587)	(33,447)
Interest expense	(1,092)	(920)	(4,140)	(4,379)
Other, net	65	166	(667)	(866)

Income (Loss) before income taxes	4,709	7,898	(141,811)	(104,766)
Income tax benefit	(150)	(2,960)	(51)	(3,001)
Net income (loss)	4,859	10,858	(141,760)	(101,765)
Preferred stock dividends and early extinguishment	-	2,224	25,454	3,320
Net income (loss) applicable to common stockholders	$4,859	$8,634	$(167,214)	$(105,085)
Basic and diluted net income (loss) per share	$0.07	$0.15	$(3.36)	$(3.48)
Comprehensive income (loss)
Net income (loss)	$4,859	$10,858	$(141,760)	$(101,765)
Reclassification adjustment for interest rate
swaps included in net income (loss)	-	-	-	1,398
Changes in fair value of derivatives, net of tax	-	-	-	118
Net comprehensive income (loss)	$4,859	$10,858	$(141,760)	$(100,249)

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended December 31,
2010
Net sales	$225,736	$25,519	$(9,705)	$241,550
Income (Loss) from operations	$5,388	$428	$(80)	$5,736
New trailers shipped	10,100	400	(400)	10,100

2009
Net sales	$72,622	$17,007	$(4,256)	$85,373
(Loss) Income from operations	$(9,385)	$(2,577)	$78	$(11,884)
New trailers shipped	3,200	300	(200)	3,300

Twelve months ended December 31,
2010
Net sales	$575,803	$98,356	$(33,787)	$640,372
(Loss) Income from operations	$(15,532)	$297	$(182)	$(15,417)
New trailers shipped	24,900	1,500	(1,500)	24,900

2009
Net sales	$279,518	$72,299	$(13,977)	$337,840
(Loss) Income from operations	$(57,459)	$(8,827)	$212	$(66,074)
New trailers shipped	12,600	800	(600)	12,800

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Basic net income (loss) per share:
Net income (loss) applicable to common stockholders	$4,859	$8,634	$(167,214)	$(105,085)
Undistributed earnings allocated to participating securities	(29)	(3,929)	-	-
Net income (loss) applicable to common stockholders excluding amounts applicable to participating securities	$4,830	$4,705	$(167,214)	$(105,085)
Weighted average common shares outstanding	67,874	30,359	49,819	30,237
Basic net income (loss) per share	$0.07	$0.15	$(3.36)	$(3.48)

Diluted net income (loss) per share:
Net income (loss) applicable to common stockholders	$4,859	$8,634	$(167,214)	$(105,085)
Undistributed earnings allocated to participating securities	(29)	(3,929)	-	-
Net income (loss) applicable to common stockholders excluding amounts applicable to participating securities	$4,830	$4,705	$(167,214)	$(105,085)

Weighted average common shares outstanding	67,874	30,359	49,819	30,237
Dilutive stock options and restricted stock	455	-	-	-
Diluted weighted average common shares outstanding	68,329	30,359	49,819	30,237
Diluted net income (loss) per share	$0.07	$0.15	$(3.36)	$(3.48)

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets
Cash	$21,200	$1,108
Accounts receivable, net	37,853	17,081
Inventories	110,850	51,801
Prepaid expenses and other	2,155	6,877
Total current assets	$172,058	$76,867

Property, plant and equipment, net	98,834	108,802

Intangible assets	22,863	25,952

Other assets	9,079	12,156
	$302,834	$223,777

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$590	$337
Accounts payable	71,145	30,201
Other accrued liabilities	38,896	34,583
Warrant	-	46,673
Total current liabilities	$110,631	$111,794

Long-term debt	55,000	28,437

Capital lease obligations	3,964	4,469

Other noncurrent liabilities and contingencies	4,214	3,258

Preferred stock, net of discount, 25,000,000 shares authorized, $0.01 par value,
0 and 35,000 shares issued and outstanding, respectively	-	22,334

Stockholders' equity	129,025	53,485
	$302,834	$223,777

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended December 31,
	2010	2009
	(Unaudited)
Cash flows from operating activities
Net loss	$(141,760)	$(101,765)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	16,855	19,585
Loss on early debt extinguishment	-	303
Increase in fair value of warrant	121,587	33,447
Stock-based compensation	3,489	3,382
Changes in operating assets and liabilities
Accounts receivable	(20,772)	20,845
Inventories	(59,062)	41,095
Prepaid expenses and other	3,024	(1,570)
Accounts payable and accrued liabilities	45,251	(22,666)
Other, net	697	330
Net cash used in operating activities	$(30,691)	$(7,014)

Cash flows from investing activities
Capital expenditures	(1,782)	(981)
Proceeds from the sale of property, plant and equipment	1,813	300
Net cash provided by (used in) investing activities	$31	$(681)

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	71,948	-
Proceeds from exercise of stock options	504	-
Borrowings under revolving credit facilities	712,491	276,853
Payments under revolving credit facilities	(685,928)	(328,424)
Principal payments under capital lease obligations	(352)	(334)
Proceeds from issuance of preferred stock and warrant	-	35,000
Payments under redemption of preferred stock	(47,791)	-
Debt issuance costs paid	-	(1,420)
Preferred stock issuance costs paid	(120)	(2,638)
Net cash provided by (used in) financing activities	$50,752	$(20,963)

Net increase (decrease) in cash	$20,092	$(28,658)
Cash at beginning of year	1,108	29,766
Cash at end of year	$21,200	$1,108

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$4,859	$10,858	$(141,760)	$(101,765)
Income tax benefit	(150)	(2,960)	(51)	(3,001)
(Decrease) Increase in fair value of warrant	-	(20,536)	121,587	33,447
Interest expense	1,092	920	4,140	4,379
Depreciation and amortization	3,993	5,153	16,855	19,585
Stock-based compensation	1,023	476	3,489	3,382
Other non-operating (income) expense	(65)	(166)	667	866
Operating EBITDA	$10,752	$(6,255)	$4,927	$(43,107)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010
Net (loss) income	$(139,079)	$(5,602)	$(1,938)	$4,859
Income tax expense (benefit)	87	-	12	(150)
Increase (Decrease) in fair value of warrant	126,765	(1,913)	(3,265)	-
Interest expense	1,027	998	1,023	1,092
Depreciation and amortization	4,428	4,295	4,139	3,993
Stock-based compensation	829	927	710	1,023
Other non-operating (income) expense	(32)	802	(38)	(65)
Operating EBITDA	$(5,975)	$(493)	$643	$10,752

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net (loss) income	$(28,284)	$(17,935)	$(66,404)	$10,858
Income tax expense (benefit)	15	(1)	(55)	(2,960)
Increase (Decrease) in fair value of warrant	-	-	53,983	(20,536)
Interest expense	1,005	1,306	1,148	920
Depreciation and amortization	4,796	4,804	4,832	5,153
Stock-based compensation	965	1,173	768	476
Other non-operating (income) expense	(55)	(34)	1,121	(166)
Operating EBITDA	$(21,558)	$(10,687)	$(4,607)	$(6,255)